UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 18, 2026, Aptevo Therapeutics Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”), at which a quorum was present. Stockholders considered three proposals outlined below, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on January 26, 2026 (the “Proxy Statement”). The final voting results with respect to each of the proposals acted upon at the 2026 Special Meeting are set forth below.

Proposal 1: Approval of the Company's Amended and Restated Certificate of Incorporation

An amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to make certain technical and administrative changes was not approved based on the following:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
273,162	61,044	4,928	0

Proposal 2: Approval of the stock issuance under the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”)

The issuance of more than 19.99% of the Company's issued and outstanding common stock as of January 8, 2026 pursuant to the SEPA with Yorkville, pursuant to Nasdaq Listing Rules 5635(d) and 5635(b) was approved based on the following:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
83,051	29,168	1,816	225,099

Proposal 3: Authorization to adjourn the Special Meeting

The authorization to adjourn the Special Meeting to a later date, if necessary or appropriate, was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
270,356	64,975	3,803	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	February 19, 2026	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer